EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000, except for the second and third paragraphs of Note 2, which are as of March 21, 2000, relating to the financial statements and financial statement schedule, which appears in Viacom Inc.'s Annual Report for the year ended December 31, 1999.



                                                /s/  PricewaterhouseCoopers LLP
                                                -------------------------------


New York, New York
May 4, 2000